As filed with the Securities and Exchange Commission on August 4, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HYSTER-YALE, INC.
(Exact name of registrant as specified in its charter)

Delaware	31-1637659
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5875 Landerbrook Drive
Cleveland, Ohio 44124-4069

(Address of Principal Executive Offices Including Zip Code)
Hyster-Yale, Inc. Non-Employee Directors’ Equity Compensation Plan
(Full title of the plan)
Suzanne Schulze Taylor
Senior Vice President, General Counsel and Secretary
5875 Landerbrook Drive
Cleveland, Ohio 44124-4069
(Name and address of agent for service)

(440) 449-9600
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (“Registration Statement”) has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering, under the Securities Act of 1933, as amended (the “Securities Act”), an additional 100,000 shares (the “Shares”) of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), of Hyster-Yale, Inc., a Delaware corporation (the “Registrant”), under the Registrant’s Non-Employee Directors’ Equity Compensation Plan (as amended or amended and restated to date, the “Plan”), such that, when the Shares are added to the number of shares of Class A Common Stock previously registered under the Securities Act and remaining available under the Plan as of May 12, 2026, the total equals, as of May 12, 2026, 185,481 shares of Class A Common Stock registered under the Securities Act and available for issuance under the Plan. This Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-184709) filed with the Securities and Exchange Commission (the “Commission”) on November 1, 2012, the Registrant’s Registration Statement on Form S-8 (Registration No. 333-231851) filed with the Commission on May 31, 2019, and the Registrant’s Registration Statement on Form S-8 (Registration No. 333-271580) filed with the Commission on May 2, 2023, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein or therein. The Plan is an amendment and restatement, effective May 12, 2026, of the Registrant’s Non-Employee Directors’ Equity Compensation Plan, itself previously amended and restated, for which the previously-filed registration statements on Form S-8 identified above are effective.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
•The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 (Commission File No. 000-54799) filed with the Commission on March 3, 2026;

•The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 (Commission File No. 000-54799) filed with the Commission on May 5, 2026 and August 4, 2026, respectively;

•The Registrant’s Current Report on Form 8-K (Commission File No. 000-54799) filed with the Commission on May 14, 2026; and

•The description of the Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Commission No. 001-35646) filed with the Commission on September 7, 2012, as updated by the description of the Class A Common Stock contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 (Commission File No. 000-54799) filed with the Commission on February 25, 2020, and as amended by any subsequent amendment or report filed for the purpose of updating that description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.
The Registrant’s Third Amended and Restated Certificate of Incorporation provides in Article IX that the Registrant will indemnify its directors, officers and employees and each person who is or was serving at the request of the Registrant as a director, officer, employee or agent, or as an administrator or fiduciary with respect to any employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted or required by the General Corporation Law of the State of Delaware (the “DGCL”).

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under standards similar to those set forth in the paragraph above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith (subject to the specific terms and conditions of Section 145(c)(1) and (2) of the DGCL); that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145; that expenses (including attorney’s fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Item 8. Exhibits.

Exhibit Number	Description
4.1
Third Amended and Restated Certificate of Incorporation of the Registrant is incorporated by reference to Exhibit 3.1(i) to the Registrant’s Current Report on Form 8-K, filed by the Registrant on June 5, 2024, Commission File Number 000-54799.

4.2
Second Amended and Restated By-laws of the Registrant are incorporated by reference to Exhibit 3.1(ii) to the Registrant’s Current Report on Form 8-K, filed by the Registrant on June 5, 2024, Commission File Number 000-54799.

4.3
Specimen of Registrant (f/k/a Hyster-Yale Materials Handling, Inc.) Class A Common Stock certificate is incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, dated June 28, 2012, Commission File No. 333-182388.

4.4
Specimen of Registrant (f/k/a Hyster-Yale Materials Handling, Inc.) Class B Common Stock certificate is incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, dated June 28, 2012, Commission File No. 333-182388.

4.5	Description of Securities is incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K, filed by the Company on February 25, 2020, Commission File No. 000-54799.

Exhibit Number	Description
4.6
Stockholders’ Agreement, dated as of September 28, 2012, by and among the Participating Stockholders (as defined therein), the Registrant (f/k/a Hyster-Yale Materials Handling, Inc.) and the Depository (as defined therein) is incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, dated October 4, 2012, Commission File No. 000-54799.

4.7
First Amendment to Stockholders’ Agreement, dated as of December 31, 2012, by and among the Depository, the Registrant (f/k/a Hyster-Yale Materials Handling, Inc.), the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, the Registrant and the Participating Stockholders is incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K, filed by the Registrant on February 19, 2013, Commission File Number 000-54799.

4.8
Second Amendment to Stockholders’ Agreement, dated as of January 18, 2013, by and among the Depository, the Registrant (f/k/a Hyster-Yale Materials Handling, Inc.), the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, the Registrant and the Participating Stockholders is incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K, filed by the Registrant on February 19, 2013, Commission File Number 000-54799.

4.9
Third Amendment to Stockholders’ Agreement, dated as of March 27, 2015, by and among the Depository, the Registrant (f/k/a Hyster-Yale Materials Handling, Inc.), the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, the Registrant and the Participating Stockholders is incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed by the Registrant on April 29, 2015, Commission File Number 000-54799.

4.10
Fourth Amendment to Stockholders’ Agreement, dated as of December 29, 2015, by and among the Depository, the Registrant (f/k/a Hyster-Yale Materials Handling, Inc.), the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, the Registrant and the Participating Stockholders is incorporated by reference to Exhibit 10 filed with Amendment No. 4 to the Statement on Schedule 13D, filed by the reporting persons named therein on February 16, 2016, Commission File Number 005-87003.

4.11
Fifth Amendment to Stockholders’ Agreement, dated as of December 2, 2016, by and among the Depository, the Registrant (f/k/a Hyster-Yale Materials Handling, Inc.), the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, the Registrant and the Participating Stockholders is incorporated by reference to Exhibit No. 11 filed with Amendment No. 5 to the Statement on Schedule 13D, filed by the reporting persons named therein on February 14, 2017, Commission File Number 005-87003.

4.12
Sixth Amendment to Stockholders’ Agreement, dated as of December 22, 2016, by and among the Depository, the Registrant (f/k/a Hyster-Yale Materials Handling, Inc.), the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, the Registrant and the Participating Stockholders is incorporated by reference to Exhibit No. 12 filed with Amendment No. 5 to the Statement on Schedule 13D, filed by the reporting persons named therein on February 14, 2017, Commission File Number 005-87003.

4.13
Seventh Amendment to Stockholders’ Agreement, dated as of February 6, 2017, by and among the Depository, the Registrant (f/k/a Hyster-Yale Materials Handling, Inc.), the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, the Registrant and the Participating Stockholders is incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed by the Registrant on May 2, 2017, Commission File Number 000-54799.

4.14
Eighth Amendment to Stockholders’ Agreement, dated as of October 30, 2018, by and among the Depository, the Registrant (f/k/a Hyster-Yale Materials Handling, Inc.), the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, the Registrant and the Participating Stockholders is incorporated by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K, filed by the Registrant on February 26, 2019, Commission File Number 000-54799

4.15
Ninth Amendment to Stockholders’ Agreement, dated as of December 5, 2019, by and among the Depository, the Registrant (f/k/a Hyster-Yale Materials Handling, Inc.), the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, the Registrant and the Participating Stockholders is incorporated by reference to Exhibit 28 filed with Amendment No. 8 to the Statement on Schedule 13D, filed by the reporting persons named therein on February 13, 2020, Commission File Number 005-87003.

Exhibit Number	Description
4.16
Tenth Amendment to Stockholders’ Agreement, dated as of December 31, 2020, by and among the Depository, the Registrant (f/k/a Hyster-Yale Materials Handling, Inc.), the new Participating Stockholders identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, the Registrant and the Participating Stockholders is incorporated by reference to Exhibit 30 filed with Amendment No. 9 to the Statement on Schedule 13D, filed by the reporting persons named therein on February 12, 2021, Commission File Number 005-87003.

4.17
Eleventh Amendment to Stockholders’ Agreement, dated as of December 7, 2021, by and among the Depository, the Registrant (f/k/a Hyster-Yale Materials Handling, Inc.), the new Participating Stockholders identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, the Registrant and the Participating Stockholders is incorporated by reference to Exhibit 4.15 to the Registrant’s Registration Statement on Form S-8, filed by the Registrant on February 1, 2022, Commission File Number 333-262448.

4.18
Twelfth Amendment to Stockholders’ Agreement, dated as of December 12, 2022, by and among the Depository, the Registrant (f/k/a Hyster-Yale Materials Handling, Inc.), the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, the Registrant and the Participating Stockholders is incorporated by reference to Exhibit 41 filed with Amendment No. 11 to the Statement on Schedule 13D, filed by the reporting persons named therein on February 13, 2023, Commission File Number 005-87003.

4.19
Thirteenth Amendment to Stockholders’ Agreement, dated as of February 12, 2024, by and among the Depository, the Registrant (f/k/a Hyster-Yale Materials Handling, Inc.), the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, the Registrant and the Participating Stockholders is incorporated by reference to Exhibit 43 filed with Amendment No. 12 to the Statement on Schedule 13D, filed by the reporting persons named therein on February 13, 2024, Commission File Number 005-87003.

4.20
The Registrant’s Non-Employee Directors’ Equity Compensation Plan (Amended and Restated Effective May 12, 2026) is incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed by the Registrant on March 24, 2026, Commission File Number 000-54799.

5.1	Opinion of Suzanne Schulze Taylor, Senior Vice President, General Counsel and Secretary of the Registrant (filed herewith).
23.1	Consent of Ernst & Young LLP (filed herewith).
23.2	Consent of Suzanne Schulze Taylor, Senior Vice President, General Counsel and Secretary of the Registrant (included in Exhibit 5.1) (filed herewith).
24.1	Power of Attorney (filed herewith).
107	Calculation of Filing Fee Tables (filed herewith).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cleveland, Ohio, on this 4th day of August 2026.
HYSTER-YALE, INC.

By: /s/ Suzanne Schulze Taylor
Name:    Suzanne Schulze Taylor
Title:    Senior Vice President, General Counsel and Secretary
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on August 4, 2026.

Signature	Title
*	President and Chief Executive Officer (principal executive officer and principal financial officer), Director
Rajiv K. Prasad

*	Vice President, Controller and Chief Accounting Officer (principal accounting officer)
Dena R. McKee

Signature	Title	Signature	Title

*		*	Director
Colleen R. Batcheler		Dennis W. LaBarre

*	Director	*	Director
James B. Bemowski		Ann A. O’Hara

*	Director	*	Director
J.C. Butler, Jr.		H. Vincent Poor

*	Director	*	Director
Gary L. Collar		Alfred M. Rankin, Jr.

*	Director	*	Director
Carolyn Corvi		Claiborne R. Rankin

*	Director	*	Director
Edward T. Eliopoulos		Britton T. Taplin

*	Director	*	Director
John P. Jumper		David B.H. Williams

The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the Commission herewith, by signing her name hereto on August 4, 2026, does hereby sign and deliver this Registration Statement on behalf of each of the persons noted above in the capacities indicated.
By: /s/ Suzanne Schulze Taylor
Name:    Suzanne Schulze Taylor
Title:    Senior Vice President, General Counsel and Secretary